UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  June 17, 2009

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01  Regulation FD Disclosure.

On June 11, 2009, Beacon Power Corporation (the “Company”) held its Annual Meeting of Stockholders. The following matters were considered and voted upon: (1) the election of six members of the Company’s Board of Directors for the ensuing year and until each of their successors is duly elected and qualified; (2) a proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock of the Company to 400,000,000; (3) a proposal to approve the issuance and sale of shares of common stock to Seaside 88, LP, pursuant to a Common Stock Purchase Agreement between Seaside and the Company dated February 19, 2009, in an amount greater than 19.9% of the Company’s outstanding shares of common stock as of the date of such agreement, for the purpose of complying with Nasdaq Marketplace Rules 5635(b) and 5635(d); and (4) a proposal to ratify the selection of Miller Wachman LLP as independent auditors to audit the Company’s books and accounts for the fiscal year ending December 31, 2009.

Only stockholders of record as of the close of business on April 24, 2009 were entitled to vote at the Annual Meeting.  As of April 24, 2009, 114,490,887 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. Set forth below is the vote tabulation relating to the four items presented to the stockholders at the Annual Meeting:

(1)  The stockholders elected each of the six nominees to the Board of Directors:

Name of Director Nominees	For	Withheld
F. William Capp	88,776,925	3,340,836
Stephen P. Adik	86,304,106	5,813,655
Daniel E. Kletter	86,898,742	5,219,019
Virgil G. Rose	86,906,489	5,211,272
Jack P. Smith	86,268,838	5,848,923
Edward A. Weihman	86,880,020	5,237,741

(2)  The stockholders approved the amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation:

For	Against	Abstain	Broker Non-Votes
77,044,778	14,383,034	689,949	0

(3) The stockholders approved the issuance and sale of shares representing more than 19.9% of the Company’s outstanding common stock to Seaside 88, LP, for the purposes of complying with applicable Nasdaq rules:

For	Against	Abstain	Broker Non-Votes
25,749,055	6,059,006	538,694	59,771,006

(4)  The stockholders ratified the appointment of the Company’s independent auditors:

For	Against	Abstain	Broker Non-Votes
88,795,936	747,118	2,574,707	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: June 17, 2009	By:	/s/ James M. Spiezio
James M. Spiezio Chief Financial Officer
Title